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                                                                  EXHIBIT 5.3


            LANG MICHENER
            BARRISTERS & SOLICITORS

Vancouver   1500 - 1055 West Georgia Street, P.O. Box 11117
Toronto     Vancouver, British Columbia, Canada V6E 4N7
Ottawa      Telephone (604) 689-9111
            Facsimile (604) 685-7084



December 11, 2002



To:         Ballard Power Systems Inc.
And To:     United States Securities and Exchange Commission


Dear Sirs:

BALLARD POWER SYSTEMS INC. - REGISTRATION STATEMENT ON FORM F-10

In connection with the registration statement on Form F-10 of Ballard Power Systems Inc. (the "Registration Statement"), we consent to the references to our name in the Registration Statement and to the inclusion of and reference to our opinion under the heading "Eligibility for Investment".

Yours truly,


/s/ LANG MICHENER